SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

December 18, 2003

MOBILEPRO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	002-97869-D	87-0419571

(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

30 West Gude Drive, Suite 480
Rockville , MD 20850

(Address of principal executive offices) (Zip Code)

(301) 315-9040

(Registrant’s telephone number)

Item 5. Other Events.

On November 26, 2003, the employment of Arne Dunhem, Mobilepro Corp.’s President, Chief Executive Officer and Chairman of Mobilepro Corp.’s board of directors, was terminated. On December 15, 2003, Jay O. Wright began employment with Mobilepro Corp. as Interim President and Chief Executive Officer of Mobilepro Corp. A press release issued by Mobilepro Corp. on December 17, 2003, announcing the termination of Arne Dunham and the employment of Jay O. Wright is attached to this Form 8-K.

Exhibits.

     Exhibit No. 99, Additional Exhibits

Press Release announcing termination of Arne Dunhem and employment of Jay O. Wright dated December 17, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ Jay O. Wright Jay O. Wright President and Chief Executive Officer MOBILEPRO CORP.

Date: December 18, 2003